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Exhibit 5.1

Milbank, Tweed, Hadley & McCloy LLP
One Chase Manhattan Plaza
New York, NY 10005
May 19, 2005

Southern Peru Copper Corporation
2575 East Camelback Road
Phoenix, Arizona 85016

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 (Registration No. 333-124439) filed by you with the Securities and Exchange Commission on April 28, 2005, as amended (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 22,551,884 shares of your common stock, par value $0.01 per share (the "Shares"). The Shares include an over-allotment option granted to the underwriters of the offering to purchase additional shares of common stock in the manner described in the Registration Statement. We understand that the Shares are to be sold by certain selling stockholders identified in the Registration Statement (the "Selling Stockholders") to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement, a form of which is filed as an exhibit thereto.

        In connection with this opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties other than the Company had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also examined such records and documents and certificates of public officials and of your representatives as we have deemed necessary to form a basis for the opinions expressed herein.

        In connection with this opinion we have examined the Registration Statement, the form of Underwriting Agreement, the Prospectus and the related Prospectus Supplement filed as part of the Registration Statement, the Certificate of Incorporation and By-laws of the Company as presently in effect, and certain Resolutions of the Board of Directors or the Executive Committee of the Board of Directors of the Company relating to the filing of the Registration Statement. We have also examined such records and documents and certificates of public officials and of your representatives as we have deemed necessary to form a basis for the opinions expressed herein.

        Based on and subject to the foregoing and subject also to the comments and qualifications set forth below, and having regard to legal considerations that we deem relevant, when (i) the registration requirements of the Act and the applicable rules and regulations thereunder, and such Blue Sky or other state securities laws, as may be applicable, have been complied with, (ii) the amount, price and other terms of the sale of the Shares have been approved by the Company and the Selling Stockholders, (iii) the Underwriting Agreement relating to the sale of the Shares has been duly executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, and (iv) the Shares have been duly authenticated, sold and paid for, all in accordance with the terms of the relevant Underwriting Agreement and in the manner described in the Registration Statement and the related Prospectus (as amended and supplemented throughout the date of sale), the Shares to be sold by the Selling Shareholders will be duly authorized, validly issued, fully paid and non-assessable.

        This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

        We express no opinion as to the laws of any jurisdiction other than the federal securities laws of the United States, the laws of the State of New York and the Delaware General Corporation Law. The Shares may be offered from time to time on a delayed or continuous basis, and this opinion is limited to the laws, rules and regulations in effect on the date hereof.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption "Legal Matters" in the form of prospectus supplement filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

Very truly yours,
/s/ Milbank, Tweed, Hadley & McCloy LLP

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  Exhibit 5.1
Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, NY 10005 May 19, 2005